UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2023

CSB Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-21714	34-1687530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street P.O. Box 232
Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 330 674-9015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $6.25 per share	CSBB	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a succession planning transition in the role of president of The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”), a wholly owned subsidiary of CSB Bancorp, Inc., the Board of Directors of the Bank has appointed Brett A. Gallion as President of the Bank, effective as of August 7, 2023. Mr. Gallion will continue to serve as the Chief Operations Officer and Chief Information Officer of the Bank. As part of this transition, Eddie L. Steiner will continue to serve in his role as President and Chief Executive Officer of CSB Bancorp, Inc., CEO of the Bank and Chairman of the Bank’s board of directors.

Mr. Gallion, age 36, has been with the Bank since 2004, most recently serving as the Bank’s Executive Vice President, Chief Operating Officer and Chief Information Officer. Mr. Gallion will continue to hold the title of Executive Vice President of CSB Bancorp Inc. Mr. Gallion earned a Bachelor of Business Administration degree from Kent State University, Kent, Ohio and graduated from the University of Wisconsin-Madison Graduate School of Banking. Mr. Gallion is not a party to any transaction listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

Date:	August 8, 2023	By:	/s/ Paula J. Meiler
Senior Vice President, Chief Financial Officer